Exhibit 99.1

NEWS RELEASE October 21, 2016

Contacts: Dan Schlanger, CFO
Son Nguyen, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE DECLARES
QUARTERLY COMMON STOCK DIVIDEND

October 21, 2016 - HOUSTON, TEXAS - As announced in Crown Castle International Corp.'s (NYSE: CCI) ("Crown Castle") third quarter 2016 earnings release yesterday, Crown Castle’s Board of Directors has declared a quarterly cash dividend of $0.95 per common share. The quarterly dividend will be payable on December 30, 2016 to common stockholders of record at the close of business on December 16, 2016. Future dividends are subject to the approval of the Company’s Board of Directors.

ABOUT CROWN CASTLE
Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 17,000 miles of fiber supporting small cells, Crown Castle is the nation's largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. For more information on Crown Castle, please visit www.crowncastle.com.

The Foundation for a Wireless World.
CrownCastle.com